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                                                                   EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report included in this registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to the incorporation by reference in this registration statement of our report dated January 17, 2001 included in USA Education, Inc.'s Form 10-K for the year ended December 31, 2000 and to all reference to our Firm included in this registration statement.

                                      /s/ ARTHUR ANDERSEN LLP


Vienna, VA
June 7, 2001